                          SECOND SUPPLEMENTAL INDENTURE

         SECOND SUPPLEMENTAL INDENTURE, dated as of December 29, 2004 (the
"SECOND SUPPLEMENTAL INDENTURE"), among Armor Holdings, Inc., a Delaware corporation (the "COMPANY"), the subsidiary guarantors listed as signatories to the First Supplemental Indenture (as defined below) (collectively, the "INITIAL
SUBSIDIARY GUARANTORS"), the subsidiary guarantors listed on Exhibit A attached hereto (the "NEW SUBSIDIARY GUARANTORS"), and Wachovia Bank, National
Association, a national banking association, as trustee (the "TRUSTEE").

                                   WITNESSETH

         WHEREAS, the Company has issued its 2.00% Senior Subordinated
Convertible Notes due November 1, 2024 (the "NOTES") in the aggregate principal amount of $345,000,000 under and pursuant to the Indenture, dated as of October
29, 2004 (the "BASE INDENTURE"), between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of October 29, 2004
(the "FIRST SUPPLEMENTAL INDENTURE," together with the Base Indenture, the
"INDENTURE"), among the Company, the Initial Subsidiary Guarantors and the
Trustee;

         WHEREAS, pursuant to Section 5.03 of the First Supplemental Indenture,
the Company is required to cause the New Subsidiary Guarantors to execute and deliver to the Trustee this Second Supplemental Indenture pursuant to which the
New Subsidiary Guarantors shall become bound by the provisions of the Indenture as a Subsidiary Guarantor;

         WHEREAS, pursuant to Section 10.01 of the First Supplemental Indenture,
the Trustee is authorized to execute and deliver this Second Supplemental
Indenture;

         WHEREAS, all things necessary for the execution of this Second
Supplemental Indenture and to make this Second Supplemental Indenture a valid and binding agreement of the parties hereto have been done.

         NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Company, the Initial Subsidiary Guarantors, the New Subsidiary Guarantors,
and the Trustee, such parties hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

                  Section 1.        Definitions.

                  Unless otherwise stated or unless the context shall otherwise require, all capitalized terms used in this Second Supplemental Indenture shall be given the same meanings as such terms are defined in the Indenture.

                  Section 2.        Subsidiary Guarantee.

                  (a) By execution and delivery of this Second Supplemental
Indenture, each of the New Subsidiary Guarantors hereby agrees to become a
Subsidiary Guarantor pursuant to the

Indenture and to assume all obligations of the Subsidiary Guarantors under the
Indenture (including, without limitation, the Subsidiary Guarantee as defined in the Indenture) and the Notes, in each case, in accordance with the terms thereof.

                  (b) Each of the New Subsidiary Guarantors hereby agrees that its execution and delivery of this Second Supplemental Indenture shall evidence its Subsidiary Guarantee as set forth in the Indenture without the need for any further notation on the Notes and the delivery and authentication of any Note by the Trustee under the Indenture, including any Note authenticated and delivered on or prior to the date of this Second Supplemental Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Second Supplemental
Indenture on behalf of each of the New Subsidiary Guarantors. Each of the
Initial Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in the Indenture shall remain in full force and effect.

                  Section 3.        Effectiveness and Validity.

                  (a) This Second Supplemental Indenture shall become effective on the date first written above. The Indenture, as supplemented by this Second
Supplemental Indenture is in all respects ratified and confirmed hereby.
Following the effectiveness hereof, the Indenture shall be deemed supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by the
Second Supplemental Indenture shall be entitled to the benefit thereof and hereof and be bound thereby and hereby.

                  (b) If an Officer of a Subsidiary Guarantor whose signature is on the Indenture or the Second Supplemental Indenture no longer holds that office at the time the Trustee authenticates such Notes or at any time thereafter, such Subsidiary Guarantor's Subsidiary Guarantee shall be valid nevertheless.

                  Section 4.        Solvency; No Fraudulent Transfer or
Conveyance.

                  Each of the New Subsidiary Guarantors, for the benefit of each
Holder, confirms that it is a solvent corporation, limited liability company, or other entity and that the granting of the Subsidiary Guarantee is not made with the purpose of defrauding any of its current creditors. Each of the Company and the New Subsidiary Guarantors confirms that the Subsidiary Guarantee given by each of the New Subsidiary Guarantors does not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform
Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar
Federal or state law.

                  Section 5.        No Personal Liability of Directors,
Officers, Employees and Stockholders.

                  No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the
Indenture or this Second Supplemental Indenture, the Subsidiary Guarantees, or
for any claim based on, in respect of, or by reason of, such

                                       2

obligations or their creation. The acceptance of a Note by each Holder of Notes is deemed to be a waiver and release of all such liability. This waiver and release are part of the consideration for issuance of the Subsidiary Guarantee set forth in and evidenced by this Second Supplemental Indenture.

                  Section 6.        Governing Law.

                  THIS SECOND SUPPLEMENTAL INDENTURE AND THE NOTES AND THE
SUBSDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW
PRINCIPLES.

                  Section 7.        Successors.

                  All agreements of the Company and the Subsidiary Guarantors in the Indenture, this Second Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Second Supplemental
Indenture shall bind its successors.

                  Section 8.        Duplicate Originals.

                  The parties may sign any number of copies of this Second
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

                  Section 9.        Severability.

                  In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Indenture, this Second
Supplemental Indenture and the Notes shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                  Section 10.       Headings.

                  The headings of the sections of this Second Supplemental
Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                  Section 11.       Trustee.

                  The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Subsidiary Guarantors and not of the Trustee.

                                       3

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed as of the date first written above.

                                             ARMOR HOLDINGS, INC.,
                                                  a Delaware corporation

                                             By: /s/ Philip A. Baratelli
                                                --------------------------------
                                                Name:  Philip A. Baratelli
                                                Title: Corporate Controller,
                                                       Treasurer and Secretary

                                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                                                 as Trustee

                                            By:  /s/ Stephanie Moore
                                                 -------------------------------
                                                 Name:  Stephanie Moore
                                                 Title: Assistant Vice President

                               AS SUBSIDIARY GUARANTORS:

                               911EP, INC.
                               AHI PROPERTIES I, INC.
                               ARMOR ACCESSORIES, INC.
                               ARMOR BRANDS, INC.
                               ARMORGROUP SERVICES, LLC
                               ARMOR HOLDINGS GP, LLC
                               ARMOR HOLDINGS LP, LLC
                               ARMOR HOLDINGS FORENSICS, L.L.C.
                               ARMOR HOLDINGS PRODUCTS, L.L.C.
                               ARMOR HOLDINGS PROPERTIES, INC.
                               ARMOR HOLDINGS MOBILE SECURITY, L.L.C.
                               ARMOR SAFETY PRODUCTS COMPANY
                               B-SQUARE, INC.
                               BREAK-FREE, INC.
                               CASCO INTERNATIONAL, INC.
                               CDR INTERNATIONAL, INC.
                               DEFENSE TECHNOLOGY CORPORATION OF AMERICA
                               HATCH IMPORTS, INC.
                               IDENTICATOR, INC.
                               MONADNOCK LIFETIME PRODUCTS, INC.,
                                 a Delaware corporation
                               MONADNOCK LIFETIME PRODUCTS, INC.
                                 a New Hampshire corporation
                               MONADNOCK POLICE TRAINING COUNCIL, INC.
                               NEW TECHNOLOGIES ARMOR, INC.
                               ODV HOLDINGS CORP.
                               O'GARA-HESS & EISENHARDT ARMORING COMPANY, L.L.C.
                               PRO-TECH ARMORED PRODUCTS OF MASSACHUSETTS, INC.
                               RAMTECH DEVELOPMENT CORP.
                               SAFARILAND GOVERNMENT SALES, INC.
                               SAFARI LAND LTD., INC.
                               SPEEDFEED ACQUISITION CORP.
                               THE O'GARA COMPANY

                               By: /s/ Philip A. Baratelli
                                  --------------------------------------------
                                  Name:  Philip A. Baratelli
                                  Title: Vice President

                                          NAP PROPERTIES, LTD.

                                          By:  NAP PROPERTY MANAGERS LLC, its
                                               General Partner

                                          By:  ARMOR HOLDINGS PROPERTIES, INC.,
                                               its Managing Member

                                          By:  /s/ Philip A. Baratelli
                                               ---------------------------------
                                               Name:  Philip A. Baratelli
                                               Title: Vice President

                                          NAP PROPERTY MANAGERS, LLC

                                          By:  ARMOR HOLDINGS PROPERTIES, INC.,
                                               its Managing Member

                                          By:  /s/ Philip A. Baratelli
                                               ---------------------------------
                                               Name:  Philip A. Baratelli
                                               Title: Vice President

                                          ARMOR HOLDINGS PAYROLL SERVICES, LLC

                                          By:  /s/ Philip A. Baratelli
                                               ---------------------------------
                                               Name:  Philip A. Baratelli
                                               Title: Manager

                               ARMOR HOLDINGS AEROSPACE & DEFENSE, INC.
                                  (F/K/A AHI BULLETPROOF ACQUISITION CORP.)
                               INTERNATIONAL CENTER FOR SAFETY EDUCATION, INC.
                               SIMULA, INC.
                               SIMULA AEROSPACE & DEFENSE GROUP, INC.
                               SIMULA POLYMER SYSTEMS, INC.
                               SIMULA TECHNOLOGIES, INC.

                               By: /s/ Glenn J. Heiar
                                  --------------------------------------------
                                  Name: Glenn J. Heiar
                                  Title: Chief Financial Officer, Treasurer
                                         and Secretary

                              AS NEW SUBSIDIARY GUARANTORS:

                              ARMOR HOLDINGS AIRCRAFT, LLC
                              ARMOR HOLDINGS GOVERNMENTAL
                                    RELATIONS, LLC
                              KLEEN BORE, INC.

                              By: /s/ Philip A. Baratelli
                                 ---------------------------------------------
                                 Name: Philip A. Baratelli
                                 Title: Assistant Secretary

                              ARMOR HOLDINGS INFORMATION
                                   TECHNOLOGIES, L.L.C.

                              By: /s/ Philip A. Baratelli
                                 ---------------------------------------------
                                 Name: Philip A. Baratelli
                                 Title: President

                                        MT. COBB SPECIALTY, INC.
                                        PENN FIBRE & SPECIALTY COMPANY
                                             OF DELAWARE, INC.
                                        PFS SALES COMPANY
                                        THE SPECIALTY GROUP, INC.
                                        SPECIALTY DEFENSE SYSTEMS OF
                                             DELAWARE, INC.
                                        SPECIALTY DEFENSE SYSTEMS OF
                                             KENTUCKY, INC.
                                        SPECIALTY DEFENSE SYSTEMS OF
                                             NEVADA, INC.
                                        SPECIALTY DEFENSE SYSTEMS OF
                                             PENNSYLVANIA, INC.
                                        SPECIALTY DEFENSE SYSTEMS OF
                                             TENNESSEE, INC.
                                        SPECIALTY MACHINERY, INC.
                                        SPECIALTY PLASTIC PRODUCTS OF
                                             DELAWARE, INC.

                                        By: /s/ Philip A. Baratelli
                                           -------------------------------------
                                           Name: Philip A. Baratelli
                                           Title: Vice President and Secretary

                                    EXHIBIT A

Armor Holdings Aircraft, L.L.C., a Delaware limited liability company
Armor Holdings Governmental Relations, LLC, a Delaware limited liability company
Armor Holdings Information Technologies, L.L.C., a Delaware limited liability company
Kleen Bore, Inc., a Massachusetts corporation
Mt. Cobb Specialty, Inc., a Pennsylvania corporation
Penn Fibre & Specialty Company of Delaware, Inc., a Delaware corporation
PFS Sales Company, a Pennsylvania corporation
The Specialty Group, Inc., a Pennsylvania corporation
Specialty Defense System of Delaware, Inc., a Delaware corporation
Specialty Defense System of Kentucky, Inc., a Kentucky corporation
Specialty Defense System of Nevada, Inc., a Nevada corporation
Specialty Defense System of  Pennsylvania, Inc., a Pennsylvania corporation
Specialty Defense System of Tennessee, Inc., a Tennessee corporation
Specialty Machinery, Inc., a Pennsylvania corporation
Specialty Plastic Products of Delaware, Inc., a Delaware corporation